                               ESCROW AGREEMENT


     This Escrow Agreement ("Escrow Agreement") is entered into this ____ day of March, 1998, among U.S. Trust Company of Texas, N.A. (the Escrow Agent), Trans World Gaming Corp. (TWG), TWG Finance Corp. ("TWG Finance") and TWG International U.S. Corporation (TWG International and together with TWG and TWG Finance, collectively the Obligors).

     In connection with the closing (the Closing) under the Subscription Agreements (the Subscription Agreements), each dated as of March 17, 1998, among the Obligors and the purchasers of $15,000,000 to $17,000,000 aggregate principal amount of the Obligors' 12% Senior Secured Notes Due March, 2005 (the Notes) and Warrants to purchase shares of Common Stock of TWG in such number as set forth in the Subscription Agreement (the "Warrants", which with the Notes are referred to as the "Units") listed on the Schedule of Purchasers attached hereto as Exhibit "A" and by this reference incorporated herein (the Purchasers), scheduled to occur on March 31, 1998, it has been requested that by no later than March 17, 1998, the Purchasers deposit in an escrow account with the Escrow Agent an amount equal to the principal amount of such Notes (the Deposited Amount).

     The Deposited Amount, together with all interest thereon (collectively, the Escrow Property) will be held by the Escrow Agent for the benefit of the Purchasers until distributed as provided in this Escrow Agreement.

     The Obligors desire to enter into this Escrow Agreement in order to induce the Purchasers to deposit the Deposited Amount and to memorialize their understanding with the Escrow Agent, as set forth in the Escrow Agreements, as to the terms on which the Escrow Property will be disbursed.

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Escrow Agreement agree as follows:

     1. Pursuant to the terms of the Subscription Agreements, the Purchasers will deliver to the Escrow Agent the Deposited Amount and the Escrow Property will be held in accordance with the terms and conditions of this Escrow Agreement. In order to induce the Purchasers to make such deposits, the Obligors, jointly and severally, and the Escrow Agent agree:

          (a) In the event that the Closing has not occurred in accordance with the terms and conditions contained in the Subscription Agreements on or before March 31, 1998 (unless extended in writing with the consent of Mr. Jack R. Bird, Esq. which written consent shall state that Mr. Bird is acting with the written direction of the Subscribers of 75% in dollar face amount of the Units), absolutely and unconditionally (i) to cause a sum equal to the Escrow Amount released pursuant to Section 2 herein to be promptly repaid to the Escrow Agent on behalf of the Purchasers,

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and (ii) that all of the Deposited Amount shall be paid (including through the release of the Deposited Amount in accordance with Section 4(a)) to each Purchaser in immediately available funds as soon as reasonably possible, but no later than, prior to 10:00 a.m. (New York City Time) on April 15, 1998, or as soon as possible thereafter, an amount equal to (x) the amount deposited by such Purchaser with the Escrow Agent, plus interest earned on such amount while held in escrow pursuant to this Escrow Agreement, if any, less (y) any amounts previously returned to such Purchaser by the Escrow Agent out of such escrow account; and

          (b) That, in the event that the Closing occurs under and pursuant to the terms and conditions of the Subscription Agreements, (i) the Units received by each Purchaser shall be dated March 17, 1998, and (ii) deposits with the Escrow Agent of amounts specified opposite each Purchaser's name shall constitute payment in full of the purchase price of the Units to be purchased by each Purchaser at the Closing; and

          (c) In the event that Mr. Bird notifies the Escrow Agent in writing on or before March 30, 1998 that the $4,800,000 12% Secured Convertible Senior Bonds due 1999 have not been amended on terms acceptable to the Subscribers of 75% in dollar face amount of the Units, such Deposited Amount shall be paid (including through the release of the Deposited Amount in accordance with Section 4(a)) to each Purchaser in immediately available funds, as soon as is reasonably possible following March 30, 1998, in an amount equal to (x) the amount deposited by such Purchaser with the Escrow Agent, plus interest earned on such amount while held in escrow pursuant to this Escrow Agreement, if any, less (y) any amounts previously returned to such Purchaser by the Escrow Agent out of such escrow account

     2. The Escrow Agent shall hold the Escrow Property until such time as it receives (a) notice in writing from Jack Bird, Esq. with the firm of Bergman, Yonks, Stein & Bird, L.L.P., counsel to the Purchasers, authorizing the Escrow Agent to deliver the sum as directed in such letter of the Escrow Property to the account of Barnett Sampson Solicitors pursuant to the wiring instructions set forth in Exhibit "B" hereto and by this reference incorporated herein, and (b) notice in writing from Mr. Bird and an officer of TWG to deliver the remaining Escrow Property as directed in that joint letter.

     3. The Escrow Fund need not be segregated from other funds of the Escrow Agent, except to the extent required by law. The Escrow Agent shall invest money hereinafter as follows: (i) funds received prior to 12 o'clock noon, New York time on March 16, 1998 in Excelsior Funds, Inc. Government Money Funds, (ii) funds received after 12 o'clock noon, New York time, and before 3:00 p.m. New York time, on March 16, 1998, in an overnight time deposit with United States Trust Company, Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank or Banker's Trust Company, and (iii) funds received after 3:00 p.m., New York time on March 16, 1998, shall remain uninvested, unless the Escrow Agent, without any obligation to do so, is able to invest such funds in the ordinary course of its business in investments of the type permitted in clause (i) or (ii) above. Any losses on any such investments shall be for the account of the Purchasers.

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Funds referred to in (ii) and (iii) above shall be invested as provided in
(i) above on the Business Day following the original investments thereof.

     4. (a) The Escrow Agent shall not be liable for any loss from said investments. Income earned on such investments shall become a part of the Escrow Property. The Escrow Agent is authorized to sell or redeem any such investments as necessary to make payments or disbursements required hereunder and shall be held harmless by each of the Obligors and Purchasers with respect to any losses or penalties incurred thereby. (b) Any portion of the Escrow Property which remains undisbursed at the close of business in New York, New York on April 10, 1998 shall, upon receipt by the Escrow Agent of written instructions from Jack R. Bird, be returned to the Purchasers at the opening of business in New York, New York on April 15, 1998, pro rata in accordance with the amounts of their respective deposits under this Escrow Agreement, unless such instructions delay such return in Mr. Bird's sole discretion.

     5. The Obligors, jointly and severally, shall be responsible for and shall reimburse the Escrow Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in connection with its administration of this Escrow Agreement.

     6. The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Obligors and the Purchasers or to which any Obligor or Purchaser is a party, even though reference thereto may be made herein or therein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from any Obligor or Purchaser or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

     7. The parties hereto acknowledge that the Purchasers are third-party beneficiaries of this Agreement. This Escrow Agreement is for the exclusive benefit of the parties hereto and the Purchasers and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

     8. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way effects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; provided that the Escrow Agent shall give prompt notice thereof to the parties hereto and the Purchasers. If the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or any Purchaser or to any other person or entity even

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though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

     9. The Escrow Agent shall safe keep the Deposited Amount and exercise such care thereover as it does over its own assets, as a prudent person would exercise under the circumstances. The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence, violation of law or regulation or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the parties hereto, the Purchasers or any person or entity acting on behalf of the Purchasers as set forth herein, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians reasonably chosen in good faith, or (iv) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit. The Escrow Agent may consult with legal counsel at the expense of the Obligors as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or government authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or, facsimile, Internet, telex or other wire or communication facility).

     10. Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any collection items at any time deposited hereunder. All such collections shall be subject to the Escrow Agent's usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

     11. The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

     12. Notices, instructions or other communications shall be in writing and shall be given to the address set forth below the signature of a party on the signature page hereto or, in the case of the Purchasers, as specified in the Schedule of Purchasers attached hereto as Exhibit "A". Notices to the Escrow Agent shall be deemed to be given when actually received by the Escrow Agent's Corporate Trust Department. The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by a person

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or persons authorized hereunder.  Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday in New York, such time shall be extended to the next day on which the Escrow Agent is open for business.

     13. The Obligors, jointly and severally, shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys fees and expenses) (collectively, Losses) arising from or in connection with or related to this Escrow Agreement or being the Escrow Agent hereunder (including, but not limited to, Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence, violation of law or regulation or willful misconduct on its part), PROVIDED that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence, violation of law or regulation or willful misconduct.

     14. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by all the parties hereto and Mr. Bird on behalf of the Purchasers, which eliminates such ambiguity or uncertainty. In the event of any dispute between or conflicting claims by the Obligors and the Purchasers the determination of a mutually selected arbitrator shall be dispositive.

     15. This Agreement may be enforced only by the parties hereto and shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. Each of the Escrow Agent and the Obligors hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York. Each of the Escrow Agent and the Obligors hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction any party hereto may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Each party hereto waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder.

     16. Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto and consented to by Mr. Bird, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged and by Mr. Bird.

     17. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

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     18.  Each party hereby represents and warrants (a) that this Escrow
Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable against each of them in accordance with their terms and (b) that the execution, delivery and performance of this Escrow Agreement by such party does not and will not violate any applicable law or regulation.

     19. The invalidity, illegality or unenforceability of any provision of this Escrow Agreement shall in no way affect the validity, legality or enforceability of any other provision. If any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

     20. This Escrow Agreement shall constitute the entire agreement of the parties and the Purchasers with respect to the subject matter hereof and supersedes all prior oral or written agreements in regard thereto.

     21. This Escrow Agreement shall terminate upon the distribution to all Escrow Property at Closing pursuant to Section 2, or the distribution of all Escrow Property pursuant to Section 1(a) hereof in the event the closing has not occurred on or before March 31, 1998 (or any extension thereof). The provisions of Section 5 through 22 of this Escrow Agreement shall survive termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

     22. This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

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     IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

TRANS WORLD GAMING CORP.                TWG INTERNATIONAL U.S. CORP.

By: __________________________          By: _____________________________
    Name: ____________________              Name: _______________________
    Title: ___________________              Title: ______________________

One Penn Plaza                          One Penn Plaza
Suite 1503                              Suite 1503
New York, New York 10119                New York, New York 10119

TWG FINANCE CORP.                       U.S. TRUST COMPANY OF TEXAS, N.A.,
                                        as Escrow Agent

By: __________________________          By: _____________________________
    Name: ____________________              Name: _______________________
    Title: ___________________              Title: ______________________


One Penn Plaza                          2001 Ross Avenue, Suite 2700
Suite 1503                              Dallas, Texas 75201
New York, New York 10119                Attention: Corporate Trust

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                              EXHIBIT "A"

                        SCHEDULE OF PURCHASERS


                                                    Number of
     Subscriber               Principal Amount      ---------
     ----------                  of Notes           Warrants
                                 --------           --------
Amir Development                $300,000             102,644

Banco Santander                 $1,000,000           342,148

CS First Boston Corp.           $5,000,000           1,710,741

Value Partners, Ltd.            $8,000,000           2,737,186

Fort Pitt Investment Fund       $750,000             256,611

Lim Investment Management       $250,000             85,537

Margolis, Bobby                 $250,000             85,537

Milner, Reese                   $100,000             34,215

Morgan Stanley                  $1,000,000           342,148

Palestra Capital LLC            $300,000             102,644

Ravich, Jess                    $50,000              17,107


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                                    Exhibit "B"

                        Wire Instructions - Barnett Sampson

                                  Lloyds Bank plc
                                Covent Garden Branch
                             22/24 Southhampton Street
                                  London WCZE 7JB
                                Sort Code: 30:92:32
                               Account No.: 11232096
                      "Barnett Sampson Client Dollar Account"

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